UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 30, 2005

Navstar Media Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada State or other jurisdiction of incorporation)	000-50340 (Commission File Number)	752980786 (IRS Employer Identification No.)

Suite 30301, 3rd Floor, Scitech Place,
No. 22 Jianguomenwai Street
Beijing China 100004
(Address of principal executive offices)

Registrant’s telephone number, including area code:   011-86-139-11113602

Premier Document Services, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Change in Control
Item 5.03   Amendment to Articles of IncorporationItem
5.06   Change in Shell Company Status

On October 26, 2005, Premier Document Services, Inc., entered into an Agreement and Plan of Merger with Navistar Communications, Ltd., a Hong Kong corporation. Navistar is the 70% owner of Happy Times Media, Inc. (“Happy Times”), a People’s Republic of China Company. The Agreement closed on November 30, 2005. At the effective date of the merger, the officers and directors of Navistar became the officers and directors of the Registrant.

Pursuant to the terms of the Agreement, 100% of the outstanding shares of Navistar were exchanged for 10% of the outstanding shares of a subsidiary of the Registrant. Thereafter, the subsidiary was merged into the Registrant. Subsequent to the Closing, the new board of Directors declared a forward split of the outstanding shares of common stock on the basis of each outstanding share becoming 2.333598463 new shares as of December 2, 2005 with all fractional shares rounded up to the next whole share.

On October 27, 2005 Crystal Kim Han, as the holder of 7,000,000 shares equal to 88% of the 7,942,750 then outstanding shares of the Registrant’s common stock executed a consent in lieu of meeting of the stockholders of the Registrant to amend the Registrant’s articles of incorporation to change the name of the Company to Navstar Media Holdings Inc. The amendment to the Articles of Incorporation was filed and effective December 2, 2005.

Navistar also acquired 6,750,000 pre forward split shares (15,751,790 post forward split shares) of the Registrant’s common stock from Crystal Kim Han for $25,000. These shares and 3,248,234 shares of the Registrant’s common stock will be distributed to the previous holders of Navistar. The prior operations, assets and liabilities of the Registrant were transferred to Crystal Kim Han, the Registrant’s former officer and director in exchange for 250,000 shares of the Registrant’s common stock.

The following information is being provided on the reorganized Registrant pursuant to the information required by a Form 10SB.

Part I
Item 1. Description of Business.

As used in this annual report, “we”, “us”, “our”, “Navstar”, the “Registrant”, the “Company” or “our Company” refers to Navstar Media Holdings, Inc. and all of its subsidiaries and affiliated companies.

Business development

The Registrant was formed as Premier Document Services, Inc. (“Premier”) in January 2002. Through its wholly-owned subsidiary, Premier Document Services of Nevada, Inc., (“Premier Nevada”) a Nevada corporation, Premier has conducted the business of providing document preparation and signatory services to mortgage, real estate and other financial services firms.

On November 30, 2005, pursuant to the terms of a Merger Agreement, 100% of the outstanding shares of Navistar Communications Holdings Limited (Navistar HK), a Hong Kong Corporation were exchanged for 10% of the outstanding shares of Premier Nevada, the sole subsidiary of Premier. Thereafter, the subsidiary was merged into its parent (Premier) and 1,391,932 shares of the Premier’s common stock, constituting 15.75% of the total shares outstanding, were distributed to the previous holders of Navistar HK.

Also on November 30, 2005, the Registrant changed its name from Premier to Navstar Media Holdings, Inc (Navstar). The officers and directors of Navistar HK became the officers and directors of Navstar. As a result of the sale of 6,750,000 shares held by Crystal Kim Han to Navstar beneficial owners for $25,000, a change in voting control of the Registrant occurred.

The Current Business of the Registrant

The former operations of Premier were transferred to Premier Nevada in connection with the merger. Thus, the Registrant is not involved in any of the businesses formerly associated with Premier. The surviving entity of the registrant, Navstar, operates in an entirely different industry and business milieu. The remainder of this discussion is directed toward the current and prospective business operations of Navstar, the surviving entity (“Registrant”).

At present, Navistar Communications Holdings Limited (“Navistar HK”), a Hong Kong corporation, is the singular, wholly-owned subsidiary of Navstar, the Registrant. Navistar HK’s entire business involves its 70% equity ownership of Happy Times Media, Inc. (“HappyTimes”), a People’s Republic of China (PRC) Company. HappyTimes business operations include television and film content production, licensing and distribution. HappyTimes produces media content for Chinese national and regional TV stations, and distributes television series and foreign movies. It also generates a portion of its revenues from advertising, televised cultural events, corporate communications and exhibitions.

The Market for Media in China

With a population of 1.2 billion, China is the largest emerging market in the world. After nearly two decades of rapid industrial expansion, approximately 25% or 300 million people are considered middle class. While Chinese households have historically saved over 50% of their earnings, the growing class of able consumers is showing signs of wanting more. This is especially evident in the market for entertainment and media.

The Chinese government recognized that its ability to provide quality content in an accessible form to a growing middle class was limited. As a result, in 1995 the PRC enabled the formation of privately-held organizations dedicated to the production and distribution of Chinese-market media. Since that time, China has become the largest TV viewer market and one of the greatest demand markets for TV programs in the world. Despite the growing number of television channels, there is a programming gap of about 6 million hours a year, excluding new pay TV channels, according to Beijing-based media analysts China Media Monitor-Intelligence in its CMM-I 2005 yearbook. “China’s TV stations in 2001 broadcast an estimated 9.56 million hours of programming but produced only 2.02 million hours themselves …"

As one of the private entities formed since 1995, Happy Times established a profitable business model of supporting government-owned outlets with media content. Their content includes advertising production, a variety of television shows and an extensive array of children’s programs. Of note is the Happy Times distribution partnership for importing Miramax (US) cinematic productions into China.

In 2004, HappyTimes was sold to Navistar HK, the Hong Kong-based subsidiary of Navstar, the Registrant.

Although the Chinese market has expanded dramatically, the Chinese TV media industry is still in the early stages of development. Since there are so many gaps and opportunities in the market, most TV media companies are profitable. As a consequence of state ownership and control, the TV media industry has not been market-driven and its portfolio of products has lagged consumer demand. Those private entities that address the market of TV content operate on a small-scale, with limited capacity to address more than a fraction of market demand. Rarely does a private entity excel in all or substantially all of the aspects of the industrial chain, including channel ownership and operation, content production, distribution and advertising.

The Registrant intends to address this demonstrated gap by developing its existing internal resources (HappyTimes) and acquiring other successful businesses and content rights. There can be no guarantee that the Registrant will succeed in competing against other entities who are vying for greater shares of the Chinese media market. There is also no guarantee that the Registrant will effectively compete with the government-owned entity that has dominated this industry for decades.

Item 2   Management’s Discussion and Analysis of Operations

Reference is made to the pro-forma financial statements included herewith. Pursuant to the aforementioned merger, the previous operations of Premier Document Services were transferred in their entirety to a new subsidiary that is owned by the former shareholders of Premier. Thus, the pro-forma financial statements eliminate all former operational activities of Premier when combining the two companies. As a result, the narrative and discussion below relate solely to those business operations that will continue after the merger. Reference is thus made to the financial statements for Navistar Communications Holdings, Limited.

Results of Operations

The primary operations of the Company commenced on June 30, 2004, with the initial acquisition of a 55% interest in HappyTimes Media, Inc. (HTM). Since its acquisition, HTM has been the sole operating entity for the combined company. HTM acquires, sells and produces TV programming and films in the PRC. On August 9, 2005, the company increased its interest in HTM to 70%. Because of the limited operating history of the combined company, nine-month comparisons will be utilized for analysis purposes. The analyses thus cover the periods January 1 through September 30 for 2004 and 2005.

Sales increased 75.8% between the two periods, due to increasing popularity of HTM’s products and productions. Costs of sales increased 250.9% reflecting increased costs associated with developing production and sale content. As a result, gross profit increased only 12.8% between the two periods. In spite of the relative increase in costs, gross profit as a percentage of sales declined to a more realistic 47.8% from 73.5% in 2004. HTM believes that growth may put additional pressure on margin percentages, but to a lesser degree that what has been logged between the two periods.

Operating expenses grew 303.9% in the 2005 period. The increase reflects costs sustained in preparation for the company’s planned merger and acquisition activities. Should such acquisitions fail to materialize, the Company will find it difficult to support its increased cost structure until and unless substantial growth occurs within the HTM subsidiary. While income from operations remained positive, it declined 58.9% between the periods, again reflecting increased costs associated with preparations for planned acquisitions.

As of September 30, 2005, a $400,000 penalty charge had been assessed in connection with a share purchase agreement dated December, 2004. Subsequently, the shareholders relinquished their right to additional shares and the charge is anticipated to be reversed prior to 2005 year-end reporting.

Changes in the minority interest profit allocation reflect reduced operating profits and the increase in ownership of the HTM subsidiary during 2005. Income taxes also declined between the periods and the Company also benefited from positive changes in foreign currency values when restating overall positions in US dollars.

Overall, the company reported a comprehensive loss of $279,352 for the nine months ended September 30, 2005. This compared with a comprehensive income of $79,313 for the 2004 period. Excluding the $400,000 penalty charge that is anticipated to be eliminated prior to year-end, comprehensive income would have been $120,648 for the 2005 period, a 52.1% increase.

The Company will need to guard against further, material margin erosion and greater than proportional increases in operating expenses. To the extent that such costs can not be reasonably controlled, the Company will sustain reduced operating results, including net losses.

Liquidity and Capital Resources

The balance sheet reflects the increased activities for the consolidated entity in the 2005 period. Receivables, Prepaid Expenses and Investments in Licensed Programming all increased in line with sales growth. Goodwill grew as the ownership interest in Happytimes Media increased from 55% to 70% in 2005.

Accounts payable and accrued expenses increased in connection with the growth in sales. Investment payable for December 31, 2004 reflected the potential obligation to issue additional shares in connection with the sale of shares in December, 2004. The amount as of September 30, 2004 reflects the present value of future obligations for investment in Happytimes Media in connection with the original purchase in June, 2004 (see Financial Statement Note 8.)

Shareholders equity reflects equity investments which occurred at various times over the past two years. Equity has also been affected by operational results, including an accumulated deficit, and foreign currency translations.

The future of the newly combined entity rests heavily upon completion of a proposed private placement. In connection with such funding The Company intends to acquire two other entities and to invest in working capital and other initiatives. The ability of the Company to close the acquisitions and to fund expanding operations on a profitable basis will determine its long-term viability in a changing and expanding marketplace.

In the opinion of management, the Company currently has cash reserves sufficient to operate through the end of 2006.

Plan of Operations — Planned Acquisitions

The Registrant’s strategy is to seek market leadership within the nascent Chinese media market. While the current operation of Happy Times is expected to grow with the rapidly-expanding market, Navstar believes that strategic acquisitions will more effectively address market opportunities in today’s China. Toward that end, the company has agreed to make the following two acquisitions.

Dong Fang Zheng Yi (“DongFang”), formed in 1998, has produced some of the most popular television mini-series in China. Its close business relationship with government-owned CCTV and its high quality content affords the airing of its programming throughout the nation on state-owned television stations. DongFang plans to make its productions available on the internet for those unable to watch at the time of airing.

DongFang has agreed to sell a 70% stake to Navstar, the maximum percentage of a media company that may be foreign owned. The sale is contingent upon Navstar raising sufficient capital to fund the acquisition.

The Chinese Musicians Publishing House (CMPH) is a state-owned operation that owns 10,000 Chinese songs (titles). HappyTimes has agreed to purchase an exclusive license for the distribution and sale of these titles throughout China and the world. The Registrant believes that, by adding the CMPH music catalog and national distribution channels to the content-production and distribution systems of HappyTimes and DongFang, beneficial synergies will be achieved.

To accomplish expansion of its existing business and to fund planned and future acquisitions, Navstar will need to raise more capital. Should the Company be unsuccessful in securing additional capital, the ability of the Company to execute its business plan will be measurably impaired.

Navstar does not currently and has no plans for the future use of off-balance sheet financing.

Employees

As of September 30, 2005, the Company had approximately 28 active full-time employees. Of these, about 6 were officers, managers and clerks involved in management and administrative functions. None of the Company’s employees are union members or covered by collective bargaining agreements.

The Company believes that its employee relations are good and the Company has been, and continues to be, proactive in establishing and maintaining a climate of good relations with its employees. On-going initiatives include organizational skill training and team building programs.

Risk factors

Political, Economic and Regulatory Risks in China

The economy of China is in a transition from a planned economy to a market oriented economy. Policies of the Chinese government may have significant effects on the economic conditions of China and on the operating results of the Company. Other, associated risks include: currency translation and the ability to convert local currency to hard currency, rapidly changing laws and regulations, potential for nationalization, changes in tax policies and friction between the PRC and its primary trading partners. A rapidly-growing economy is subject to large fluctuations in economic activity, affecting domestic spending on leisure and entertainment activities.

Limited operating history of the company:

The Company has a limited operating history upon which investors can evaluate its performance. In addition, the Company’s senior management and employees have worked together for only a short period of time. As an early stage company in the China media market, the Company faces numerous risks and uncertainties. Some of these risks relate to its ability to:

* increase advertising revenues and successfully build content production and distribution services businesses, given the early stage of development of the China media industry; and

* maintain current and develop new, strategic relationships to increase revenue streams as well as product and service offerings.

* raise sufficient capital, on a timely basis, to consummate planned mergers and fund internal expansion

* avoid violating recently enacted PRC regulations that are aimed at media-related entities. Violations could result in severe penalties and sanctions.

Dependence on customer following:

The Company derives a significant portion of its revenue from the production and sale of made-for-TV programs. Its ability to generate and maintain significant revenues will depend upon its and its distribution partners’ products being attractive to consumers and advertisers.

Dependence on operating subsidiaries

Navstar is a holding company with no operating assets other than investments in Chinese operating entities, (primarily HappyTimes). The Company may not be able to obtain cash from subsidiary distributions to the extent that such distributions are restricted by PRC law or future debt covenants.

Reliance upon other (worldwide) content providers

In addition to the Company’s own production, its success depends significantly on relationships with leading global content producers. Competitors will most likely seek to establish the same relationships as the Company. If unable to maintain these relationships or replace them on commercially attractive terms, the Company may be placed at a competitive disadvantage.

Dependence on certain key executives and employees

The degree of protection afforded to an employer relative to confidentiality and non-competition undertakings governed by PRC law may be more limited when compared to the degree of protection afforded under the laws of other jurisdictions. In addition, the Company does not and does not intend to maintain key-man life insurance for any of its key executives. As such, the loss of key personnel may negatively impact the performance of the Company.

Need for Additional Management and systems:

The Company will be required to add personnel, expand and integrate its management information and accounting control systems and carefully monitor and control its operating expenses. If the Company is unable to attract additional, qualified personnel and manage its growth effectively, the Company’s operating results could be adversely affected.

Limited marketability of common shares

The Company’s common stock is listed on the over-the-counter Bulletin Board (OTCBB). There is currently a limited trading market for its common stock and it is not known if any trading market will ever develop. As such, it may be difficult to sell shares due to the absence of a trading market.

Item 3   Description of Properties

The Company has no real estate property other than the lease of its main office in Beijing and a leased production facility. The Company owns property rights for the shows it produces and some licensing rights for the products it distributes.

Item 4   Security Ownership of Certain Beneficial Owners and Management

The following table shows the stockholdings of all directors and executive officers of the Registrant, principal stockholders who own beneficially more than five percent of the Registrant’s issued and outstanding common stock, and all directors and officers of the Company as a group as of December 2, 2005, after giving effect issuance of 3,248,234 shares pursuant to the Merger, the sale of shares by the Registrant’s former president, and the forward split of the outstanding shares of common stock on the basis of each outstanding share becoming 2.333598463 new shares as of December 2, 2005 with all fractional shares rounded up to the next whole share resulting in 21,200,000 shares outstanding.

Title of Class	Name and Address of Beneficial Owner of Shares	Position	Amount of shares held by Owner	Percent of Class
Common	Ranny Laing
Suite 30301, 3rd Fl.
Scitech Place, No. 22
Jianguomenwai Street
Beijing, China 100004

Don B. Lee
Suite 30301, 3rd Fl.
Scitech Place, No. 22
Jianguomenwai Street
Beijing, China 100004

Lester Schector
L.S. PUBLIC RELATIONS
244 West 54th Street
New York, NY 10019

Jeffrey B. Spear
9836 Meadow Lane
Houghton, NY 14744

All Executive Officers as a Group
	(Four persons)	Chairman, Director CEO, Director Director CFO	2,768,300 2,185,000 30,000 20,000 5,003,330	13.1% 10.3% 0.14% 0.09% 23.6%

Item 5.    Directors and Executive Officers, Promoters and Control Persons

        The directors and executive officers of the Company currently serving and to be serving on the effective date are as follows:

Name	Age	Positions Held and Tenure
Ranny Liang
Suite 30301, 3rd Fl.
Scitech Place, No. 22
Jianguomenwai Street
Beijing, China 100004

Don B. Lee
Suite 30301, 3rd Fl.
Scitech Place, No. 22
Jianguomenwai Street
Beijing, China 100004

Lester Schecter
L.S. PUBLIC RELATIONS
244 West 54th Street
New York, NY 10019

Jeffrey B. Spear
9836 Meadow Lane
Houghton, NY 14744	49 46 71 48	Chairman Director, Chief Executive Officer, Chief Financial Officer Director Chief Financial Officer

Biographical Information

Ranny Liang, Chairman. She formerly served as the General Manager of The SinoAmerican Times and the Executive Director of Asian Cultural Enterprises, Inc. where she is responsible for print and TV media program production. Prior to this position, Ms. Liang was an Account Executive at the New York Daily Times and a reporter for The World Journal, a major newspaper and magazine in China. In addition, Ms. Liang was a teacher of Guangzhou College and at the same time served as a free lance columnist for several major newspapers and magazines in China. Ms. Liang holds a Bachelor of Arts in Chinese Literature and Language from The South China Normal University.

Don Lee: CEO. Prior to joining Navistar, Mr. Lee held several positions with Computer Associates International, including Product Manager, Director of Strategy and Partner Development, Business Development Owner, and Managing Consultant. Prior to joining Computer Associates, he worked for the City of New York as the CIO for the NYC Department of Business Services, Senior Contract Analyst/Mayoral Program Coordinator for the NYC Office of the Mayor Contracts, Programmer Analyst/Project Planner for the NYC office of the Mayor, and Auditor/Contract Specialist for the NYC Office of the Mayor. Mr. Lee holds a Bachelor of Science in Accounting from New York University.

Lester Schecter, Director. Lester Schecter is president of LS Public Relations, a New York based public relations agency that specializes in the entertainment industry. Mr. Schecter has created and executed public relations campaigns on behalf of many Broadway and Off Broadway productions, television series and specials. He has publicized more than 30 Broadway, and Off Broadway productions. Mr. Schecter has won two special Emmy Awards for his contributions in helping to produce and market national primetime Emmy Awards telecasts and has introduced and publicized many classic public television series, including Live From Lincoln Center (ten years), Nature (ten years) and American Playhouse (14 years). He has also supervised the marketing for a number of public television children’s series, among them “The Adventures of Dudley, the Dragon” and “The Hug-A-Bug Club.” Mr. Schecter holds a Bachelor of Science in Mechanical Engineering from City College of New York and has been a guest lecturer on theatrical marketing and publicity at New York University.

Jeffrey B. Spear, CPA: CFO of Navstar. Since 1997 Mr. Spear has served as VP Finance and Treasurer of Houghton College and as CEO of the Willard J. Houghton Foundation, Houghton, NY. From 1991 to 1997, he was the CFO of Sayett Group, Inc. and later a partner in Sayett Acquisition Corp.. From 1986 – 1991 Mr. Spear served as Controller of Thomas James Associates, Inc., an NASD broker-dealer and investment banker. Prior to 1986 Jeff worked as a professional in the audit and tax departments of Peat Marwick Mitchell and Co. (now KPMG) Mr. Spear is a CPA and earned an MS in Accountancy from the Rochester Institute of Technology and a BS in Business Administration from Houghton College.

        There are no family relationships between any of the directors or officers of the Registrant or its subsidiaries.

        The Registrant has no standing audit, nominating or compensation committees of the board of directors, or any committees performing similar functions.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officer and director and greater than ten-percent beneficial owners (Crystal Kim Han) were not timely filed as of the date of this filing.

Item 6.   Executive Compensation

        The following table discloses compensation paid during the fiscal years ended December 31, 2002, 2003, and 2004 to (i) the Company’s Chief Executive Officer, and (ii) individual(s) who were the only executive officers, other than the Chief Executive Officer, serving as executive officers at the end of 2002, 2003 and 2004 whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	ALL OTHER COMPENSATION ($)
Crystal Kim Han	2004	3,000	2,050	0
President, CEO	2003	0	0	0
	2002	0	0	0

Mr. Don Lee, the newly appointed CEO of the Registrant has an employment agreement with Navistar Communications Holdings, Inc., the Registrant’s subsidiary. Mr. Lee’s first year salary is $60,000 plus a quarterly grant of restricted common stock valued at $50,000 based on the market price for the Registrant’s common stock.

Item 7.   Certain Relationships and Related Transactions

Pursuant to the Agreement and Plan of Merger dated October 26, 2005, the Registrant transferred its prior operations, assets and liabilities of the Registrant to Crystal Kim Han, the Registrant’s former officer and director in exchange for 250,000 shares of the Registrant’s common stock.

Item 8.   Description of Securities

        The authorized capital stock of our Company consists of 60,000,000 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.001 par value per share. The following summary of certain provisions of the common stock of our Company does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation, and the Amendment to our Articles of Incorporation, which are included as exhibits to this document and by the provisions of applicable law.

Common Stock

As of December 5, 2005, the Company has 21,200,000 shares of common stock issued and outstanding. As a holder of our common stock:

    (a)        you have equal rights to dividends from funds legally available, ratably, when as and if declared by our Board of Directors;

    (b)        you are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

    (c)        you do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

    (d)        you are entitled to 1 vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholders; and

    (e)        your shares are fully paid and non-assessable.

Additionally, there is no cumulative voting for the election of directors.

Preferred Stock

The preferred equity securities authorized to be issued under the Articles is comprised of 15,000,000 shares of the preferred stock, $0.001 par value. As of the date of this filing, our Company has issued no preferred shares. Preferred shares may be issued in one or more series by the board of directors of the Company and such board has the authority to alter any and all rights or preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of common stock, and to fix, alter or reduce (but not below the number outstanding) the number of preferred shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any series.

Part II

Item 1.   Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

A.  Market Information

Our common stock, par value $0.001 per share, is listed on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “PDSV.”  Although trading approval was received on November 2, 2004 our common equity has yet to trade, nor is it subject to outstanding warrants, or have stock options been granted.

B.  Holders

As of December 5, 2005 there were approximately 96 stockholders of record of our Common Stock after giving effect to the closing of the Agreement and Plan of Merger with Navistar Communications Holdings, Inc.

C.  Dividends

We have not paid cash dividends on our Common Stock and do not intend to pay any cash dividends for the foreseeable future.

Item 2.   Legal Proceedings.

The Registrant and Navistar Communications Holdings, Inc., is not a party to any legal proceedings.

The Registrant is not currently involved in any litigation that it is believed could have a materially adverse effect on its financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Registrant or any of its subsidiaries, threatened against or affecting the Registrant, its common stock, any of its subsidiaries or of the Registrant’s or Registrant’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse affect.

Item 3.    Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures

None

Item 4.   Recent Sales of Unregistered Securities

The following unregistered securities were issued by the Registrant during the past three years:

Date	# & Type of Securities	To Whom Issued	Consideration
Dec 2005	3,248,234 Common Shares	Navistar Communications Holdings, Inc.	Share exchange

With respect to the sale, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to a sophisticated investor provided with all material information regarding the the Registrant. The securities were appropriately restricted.

Item 5.   Indemnification of Directors and Officers

        Neither our Articles of Incorporation nor our bylaws provide for the indemnification of a present or former director or officer. However, pursuant to Nevada Revised Statutes Section 78.750 and 751, we must indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Part F/S

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

FINANCIAL STATEMENTS

at December 31, 2004 and September 30, 2005 (unaudited)
and for the years ended December 31, 2004 and 2003
and the nine months ended September 30, 2005 and 2004 (unaudited)

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Navistar Communications Holdings Limited

We have audited the accompanying consolidated balance sheet of Navistar Communications Holdings Limited as of December 31, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Navistar Communications Holdings Limited at December 31, 2004 and and the results of its' operations and its cash flows for each of the years in the two year period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  Kempisty & Company
Kempisty & Company
Public Accountants PC
New York, New York
November 2, 2005

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	September 30, 2005 (unaudited)	December 31, 2004
ASSETS
Current Assets:
Cash	$115,902	$239,231
Accounts receivable, net (Note 3)	770,948	283,146
Supplies inventory	80,462	84,639
Prepaid expenses	72,120	9,424

Total current assets	1,039,432	616,440

Fixed Assets, net (Note 4)	180,152	192,343

Long-term Investment (Note 5)	148,295	193,307

Licensed programming, net (Note 6)	978,611	308,766

Goodwill	1,250,984	1,027,916

Other assets (Note 7)	83,244	64,890

Total Assets	$3,680,718	$2,403,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$357,730	$19,690
Taxes payable	563,745	482,985
Deferred revenue	13,977	5,747
Due to shareholders (Note 8)	1,089,609	547,501

Total Current Liabilities	2,025,061	1,055,923

Minority interest	783,118	1,003,348

Stockholders' Equity:
Common stock, 10,000 shares authorized;
2.2222 shares issued and outstanding as of December 31, 2004
2.5000 shares issued and outstanding as of September 30, 2005	1	1
Additional Paid-in capital	998,139	390,639
Retained earnings	(161,688)	153,751
Subcription receivable	—	(200,000)
Accumulated comprehensive income	36,087	—

Stockholders' Equity	872,539	344,391

Total Liabilities and Stockholders' Equity	$3,680,718	$2,403,662

See Notes to Financial Statements

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004	2003
	(unaudited)	(unaudited)
Revenues
Sales	$1,612,965	$917,447	$1,276,350	$—
Cost of sales	718,231	242,743	399,434	—

Gross Profit	894,734	674,704	876,916	—

Operating Expenses
Selling expenses	82,848	—	15,824	—
General and administrative	589,573	133,253	111,081	395

Total Operating Expenses	672,421	133,253	126,905	395

Income (Loss) from Operation	222,313	541,451	750,011	(395)

Other Income (Expense)
Penalty per common stock
issuance agreement	(400,000)	—	—	—

Income (Loss) before provision
for Income Tax	(177,687)	541,451	750,011	(395)

Provision for Income Tax	32,010	178,679	251,109	—

Income before Minority Interest	(209,697)	362,772	498,902	(395)

Minority Interest	105,742	283,459	344,756	—

Net Income	(315,439)	79,313	154,146	(395)

Other Comprehensive Income
Effects of Foreign Currency Conversion	36,087	—	—	—

Comprehensive Income (Loss)	$(279,352)	$79,313	$154,146	$(395)

See Notes to Financial Statements.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND NINE MONTHS ENDED SEPTEMBER 30, 2005 (unaudited)

	Common Stock Par Value
	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Subscriptions Receivable	Accumulated Other Comprehensive Income	Totals
Balances at
December 12, 2003	2.0000	$1	$399	$—	$—	$—	$400
Net income	—	—	—	(395)	—	—	(395)

Balances at
December 31, 2003	2.0000	$1	$399	$(395)	$—	$—	$5

Sale of common stocks	0.2222	—	390,240	—	—	—	390,240

Subscription receivable	—	—	—	—	(200,000)	—	(200,000)

Net income	—	—	—	154,146	—	—	154,146

Balances at
December 31, 2004	2.2222	$1	$390,639	$153,751	$(200,000)	$—	$344,391

Penalty charge per common
stock issuance
agreement	0.2778	—	400,000	—	—	—	400,000

Subscription received	—	—	—	—	200,000	—	200,000

Sale of rights to purchase
common stock	—	—	207,500	—	—	—	207,500

Net income	—	—	—	(315,439)	—	—	(315,439)

Accumulated effects on
foreign currency
conversion	—	—	—	—	—	36,087	36,087

Balances at
September 30, 2005	2.5000	$1	$998,139	$(161,688)	$—	$36,087	$872,539

See Notes to Financial Statements

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004	2003
	(unaudited)	(unaudited)
Operating Activities
Net income (loss)	$(315,439)	$79,313	$154,146	$(395)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Depreciation	26,341	15,152	31,190	—
Amortization	133,663	27,694	54,299	—
Minority interest (income)	105,742	283,459	344,756	—
Acquisition of subsidiary	371,464	331,264	367,506	—
Changes in operating assets and liabilities:
Accounts receivable	(487,802)	(311,910)	(283,146)	—
Supplies inventory	4,177	(71,257)	(84,639)	—
Prepaid expense	(62,697)	(17,325)	(9,424)	—
Other assets	(15,265)	—	(64,890)	—
Accounts payable and accrued expenses	338,040	11,620	19,690	—
Deferred revenue	8,231	58,459	5,747	—
Dividend payable to minority shareholders	—	36,245	—	—
Taxes and other payables	80,760	398,850	482,985	—

Net cash provided (used) by operating activities	187,215	841,564	1,018,220	(395)

Investing Activities
Proceeds from long-term investment	45,012	—	—	—
Payment for long-term investment	—	(193,307)	(193,307)	—
Purchase of programming	(803,509)	(207,019)	(363,064)	—
Purchase of fixed assets	(14,149)	(218,932)	(223,534)	—

Net cash (used) by investing activities	(772,646)	(619,258)	(779,905)	—

Financing Activities
Proceeds from sale of common stock	200,000	—	190,240	400
Proceeds from sale of rights to
purchase common stock	207,500	—	—	—
Dividend paid to minority shareholders	—	(100,587)	(136,832)	—
Loan to shareholders	—	—	(52,497)	—
Shareholders loan repaid	18,515	—	—	—

Net cash provided (used) by financing activities	426,015	(100,587)	911	400

Increase (decrease) in cash	(159,416)	121,719	239,226	5
Effects of exchange rates on cash	36,087	—	—	—
Cash at beginning of period	239,231	5	5	—

Cash at end of period	$115,902	$121,724	$239,231	$5

Supplemental Disclosures of Cash Flow Information:
Cash paid (receive) during year for:
Interest	$27	$(120)	$(285)	$—

Income taxes	$2,043	$872	$1,504	$—

See Notes to Financial Statements.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 1-	ORGANIZATION AND OPERATIONS

Navistar Communication Holding Limited, (the "Company") was established in Hong Kong, Peoples Republic of China ("PRC") in December 2003 and is in the business of buying, selling and producing TV programming and films.

On June 30, 2004, the Company acquired Happy Times Media, Inc. (HTM), which was established in Beijing, PRC in 1998 and is in the business of buying, selling and producing TV programming and films. The Company initially acquired 55% of HTM, then August 9, 2005, the Company increased its interest in HTM to 70%.

Note 2-	SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in the PRC and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Standards for Business Enterprises" and "Accounting system for Business Enterprises" in the PRC ("PRC GAAP").

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 2-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered cash equivalents. Substantially all of the Company’s cash and cash equivalents are held by two financial institutions.

Supplies Inventories

Inventories, which consist primarily of supplies, are stated at the lower of cost or market, with cost being determined by the first-in, first-out (FIFO) method.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results, when ultimately realized could differ from those estimates.

Programming Revenue and Expense

Sales of programming is recognized as revenue when the programming is delivered or in accordance with contract terms for contracted programming.

Purchased programming costs are capitalized and carried as an asset. Such costs are charged to expense when the programming is sold. Licensed programming costs are amortized over the life of the licensing period.

Employees’Benefits

Mandatory contributions are made for the PRC’s health, retirement benefit and unemployment costs at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 2-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable and cash. Exposure to losses on receivables is dependent on each customer’s financial condition. The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

The Company deposits cash with established financial institutions and, by policy, limits the amount of deposit exposure with any one financial institution.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over fair value of the identifiable assets and liabilities acquired as a result of business acquisition. The Company adopts the Statement of Financial Accounting Board 142 Goodwill and Intangible Asset. Under SFAS 142, Goodwill is no longer amortized, but tested for impairment upon first adoption and annually thereafter, or more frequently when events or changes in circumstance indicate that it might be impaired. The Company assesses its goodwill in accordance with SFAS 142.

Net other intangible assets are amortized on a straight-line basis over the estimated lives of the assets.

Fair Value of Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2004, due to the relatively short-term nature of these instruments.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the statutory tax rates in the US and the PRC expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 2-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The Company maintains its books and accounting records in Renminb (“RMB”), the PRC’s currency. Translatisignedacontracts.m RMB into United States dollars (“US$”) has been made at the single rate of exchange of US$1.00:RMB8.277. No representation is made that RMB amounts could have been or could be, converted into US dollars at that rate. On January 1, 1994, the PRC government introduced a single rate of exchange, quoted daily by the People’s Bank of China (the “Unified Exchange Rate”). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submission of a payment application form together with supplier’s invoices, shipping documents and signed contracts.

On July 21, 2005, the People’s Bank of China, China’s central bank, announced that, beginning on July 21, 2005, China will implement a regulated, managed floating exchange rate system based on market supply and demand and with reference to a package of currencies. RMB will no longer be pegged to the US dollar and the RMB exchange rate structure will be subject to some fluctuation.

The People’s Bank of China will announce the closing price of a foreign currency, such as the US dollar against the RMB, in the inter-bank foreign exchange market after the closing of the market on each working day, and will make it the central parity for the trading against the RMB on the following working day.

The exchange rate of the US dollar against the RMB was adjusted to 8.11 yuan per US dollar on July 21, 2005. On September 30, 2005, the exchange rate is US$1.00:RMB8.092.

The daily trading price of the US dollar against the RMB in the inter-bank foreign exchange market will be allowed to float within a band of 0.3 percent around the central parity published by the People’s Bank of China, while the trading prices of the non-US dollar currencies against the RMB will be allowed to move within a certain band announced by the People’s Bank of China.

The People’s Bank of China will make adjustment of the RMB exchange rate band when necessary, according to market developments as well as economic and financial situations. The People’s Bank of China is responsible for stabilizing and adapting the RMB exchange rate.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 2-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The annual percentages applied are:

Machines and equipment Office equipment and furnishings Vehicle	20% 20% 20%

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP.

Interim financial information

The unaudited balance sheet, the unaudited statements of income and cash flows have been prepared in accordance with US GAAP. In our opinion, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at September 30, 2005, and 2004, have been included. Readers of these financial statements should note that the interim results for the nine month periods ended September 30, 2005, and September 30, 2004, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Since the Company’s common stock currently does not trade, the dilutive effect of any warrants or convertible notes outstanding can not be determined.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 3-   ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	September 2005	December 31, 2004
Accounts receivable	$770,948	$289,743
Less: allowances for doubtful accounts	—	6,597

	$770,948	$283,146

Note 4-   FIXED ASSETS

Fixed assets consist of the following:

	September 2005	December 31, 2004
Machinery and equipment	$214,705	$200,440
Furniture and Office equipment	33,152	31,909
Vehicle	35,838	35,036

	283,695	267,385
Less: Accumulated depreciation	103,543	75,042

	$180,152	$192,343

Depreciation expense for nine months ended September 30, 2005 and the year ended December 31, 2004 was $26,341 and $31,190, respectively.

Note 5-   LONG-TERM INVESTMENT

Long-term investment are investments in join production of two TV episodes. Since the Company doesn’t control the production, cost method is used to record the transaction.

Long-term investment consist of the following:

	September 2005	December 31, 2004
TV Episode (Changjiang River Team)	$84,572	$84,572
TV Episode (Bloody Changping Battle)	63,723	108,735

	$148,295	$193,307

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 6-   LICENSED PROGRAMMING

Licensed programming consist of the following:

	September 2005	December 31, 2004
Copyrights of programming	$1,171,282	$364,254
Less: Accumulated amortization	192,671	55,488

	$978,611	$308,766

Amortization expense for nine months ended September 30, 2005 and the year ended December 31, 2004 was $133,663 and $54,299, respectively.

Note 7-   OTHER ASSETS

Other assets consist of the following:

	September 2005	December 31, 2004
Restricted cash	$—	$36,245
Rent security deposit	7,797	7,623
Contract deposit	12,358	21,022
Advance receivable	3,089	—
Deferred financing expenses	60,000	—

	$83,244	$64,890

Note 8-    DUE TO SHAREHOLDERS

Loan to shareholders consist of the following:

	September 2005	December 31, 2004
Xiaobing Yang	$401,402	$190,329
Ruixing Kang	405,312	200,876
Dongguang Shun	282,895	156,296

	$1,089,609	$547,501

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 9-    INCOME TAXES

The Company's effective tax rate for the years ended December 31, 2004 and 2003 was 33.0%.

The provisions for income taxes for each of the two years ended December 31 are summarized as follows:

PRC only:

	2004	2003
Current	$251,109	$—
Deferred	—	—

	$251,109	$—

Note 10-   COMMON STOCK

In December 2003, the Company issued 2 shares of common stock at a par value of HK$1.00 per share to its founder.

In December 2004, the Company issued 0.2222 shares of common stock, representing 10% of the shares of the Company’s capital stock. Per the share purchase agreements, the Company was to become publicly traded on the US OTC Bulletin Board market with seven months, starting from the date of the agreements. In the event that the Company did not achieve such listing within the prescribed period, the Purchases were to be issued an additional number of shares of the Company’s common stock so that the Purchasers’ equity stake in the Company would be increased 100%, as a penalty for the delay. Since the Company did not become publicly traded by August 2005, the Purchasers were authorized to receive an additional 0.2778 shares of common stock. The value of such shares is estimated to be $400,000 and has been charged to other expense for the nine months ended September 30, 2005.

In November 2005, the Company and the Purchasers reached a settlement wherein the Purchasers forego their rights to reveive the additional 0.2778 shares. The Company thus anticipates the recognition of other revenue in the amount of $400,000 for the forth quarter of 2005.

In September 2005, the Company received gross proceeds of $207,000 from sale of rights to purchase 415,000 shares of tracking common stock at a price of $0.50 per share, which represent 4.15% of the shares of the Company’s capital stock, and 415,000 purchase warrants to purchase shares of common stock of the Company, its successor, or merged entity at a price of $1.00 per share.

NAVISTAR COMMUNICATIONS HOLDINGS LIMITED

NOTES TO FINANCIAL STATEMENTS

(Amounts and Disclosures at and for the Nine Months Ended September 30, 2005 Are Unaudited)

Note 11-   BUSINESS COMBINATIONS

On June 30, 2004, the Company completed the acquisition of 55% of HTM, which was established in Beijing, PRC in 1998 and is in the business of buying, selling and producing TV programming and films. The Company has agreed to invest US$1,500,000 into HTM in three installment payments, and to issue shares of common stock equivalent to US$600,000 to HTM’s original shareholders (“OS”) when the Company’s common stock trades on the US OTC Bulletin Board stock market.

On August 9, 2005, the Company increased its interest in HTM from 55% to 70%. The Company will issue common shares equivalent to US$573,000 to HTM’s OS in connection with the increased ownership.

In November 2005, the Company and the HTM OS agreed to amend all previous agreements, whereby, the HTM OS agreed to waive any and all other payment obligation payable from Navistar to the HTM OS. The parties agreed to keep the additional working capital contribution of US$1,100,000 which has already been contributed. These agreements will result in a write down of goodwill versus amounts payable by the Company in the fourth quarter of 2005.

Note 12-    COMMITMENTS AND CONTINGENCIES

The Company’s business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

The Company’s results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

Leases

The Company has a noncancelable lease for office space that expires in 2006. Additionally, the Company also leases production space on an annual basis. Rent expense amounted to $22,188 and $9,800 for the years ended December 31, 2004 and 2003, respectively. At December 31, 2004, future minimum lease payments for the leases are as follows:

Year ending June 30,
2005	$42,840
2006	24,990

$67,830

NAVSTAR MEDIA HOLDINGS, INC.
(Formerly known as Premier Document Services, Inc.)
PROFORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2005

The following unaudited pro forma balance sheet reflects adjustments to Premier's historical balance sheet at December 31,2004 to give effect to the reverse merger with Navistar Communications Holdings Limited, which was completed on November 30, 2005, as if it has occured on January 1, 2005.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Premier and those of Navistar Communicaitons Holdings, Ltd..

	Premier Document Services	Navistar Communications	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets:
Cash	$224,107	$115,902	$(224,107)	$115,902
Accounts receivable, net	14,100	770,948	(14,100)	770,948
Supplies inventory	—	80,462	—	80,462
Prepaid expenses	—	72,120	—	72,120

Total current assets	238,207	1,039,432	(238,207)	1,039,432

Fixed Assets, net	21,572	180,152	(21,572)	180,152

Long-term Investment		148,295		148,295

Licensed programming, net		978,611		978,611

Goodwill		1,250,984		1,250,984

Other assets		83,244		83,244

Total Assets	$259,779	$3,680,718	$(259,779)	$3,680,718

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$9,330	$357,730	$(9,330)	$357,730
Taxes payable	563,745	563,745
Deferred revenue	13,977	13,977
Due to related party	1,500	(1,500)
Due to shareholders	1,089,609	1,089,609

Total Current Liabilities	10,830	2,025,061	(10,830)	2,025,061
Minority interest		783,118		783,118
Stockholders' Equity:
Common stock	7,943	1	(1)	7,943
Additional paid-in capital	273,437	998,139	(281,379)	990,197
Retained earnings	(32,431)	(161,688)	32,431	(161,688)
Subcription receivable		—	—
Accumulated comprehensive income		36,087	—	36,087

Stockholders' Equity	248,949	872,539	(248,949)	872,539

Total Liabilities and Stockholders' Equity	$259,779	$3,680,718	$(259,779)	$3,680,718

SEE ACCOMPANYING NOTES

NAVSTAR MEDIA HOLDINGS, INC.
(Formerly known as Premier Document Services, Inc.)
PROFORMA COMBINED BALANCE SHEET
DECEMBER 31, 2004

The following unaudited pro forma balance sheet reflects adjustments to Premier’s historical balance sheet at December 31,2004 to give effect to the reverse merger with Navistar Communications Holdings Limited, which was completed on November 30, 2005, as if it had occured on January 1, 2004.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Premier and those of Navistar Communicaitons Holdings, Ltd..

	Premier Document Services	Navistar Communications	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets:
Cash	$197,730	$239,231	$(197,730)	$239,231
Accounts receivable, net	—	283,146	—	283,146
Supplies inventory	—	84,639	—	84,639
Prepaid expenses	—	9,424	—	9,424

Total current assets	197,730	616,440	(197,730)	616,440

Fixed Assets, net	31,107	192,343	(31,107)	192,343

Long-term Investment	—	193,307	—	193,307

Licensed programming, net	—	308,766	—	308,766

Goodwill	—	1,027,916	—	1,027,916

Other assets	—	64,890	—	64,890

Total Assets	$228,837	$2,403,662	$(228,837)	$2,403,662

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$—	$19,690	$—	$19,690
Taxes payable	—	482,985	—	482,985
Deferred revenue	—	5,747	—	5,747
Due to shareholders	—	547,501	—	547,501

Total Current Liabilities	—	1,055,923	—	1,055,923

Minority interest	1,003,348	1,003,348

Stockholders' Equity:

Common stock	7,943	1	(1)	7,943
Additional Paid-in capital	273,437	390,639	(281,379)	382,697
Retained earnings	(52,543)	153,751	52,543	153,751
Subcription receivable	—	(200,000)	—	(200,000)
Accumulated comprehensive income	—	—	—	—

Stockholders' Equity	228,837	344,391	(228,837)	344,391

Total Liabilities and Stockholders' Equity	$228,837	$2,403,662	$(228,837)	$2,403,662

SEE ACCOMPANYING NOTES

NAVSTAR MEDIA HOLDINGS, INC.
(Formerly known as Premier Document Services, Inc.)
PROFORMA COMBINED STATEMENT OF OPERATIONS
SEPTEMBER 30, 2005

The following unaudited pro forma statement of operations reflects adjustments to Premier's historical statement of operations for the nine months ended September 30,2005 to give effect to the reverse merger with Navistar Communications Holdings Limited, which was completed on November 30, 2005, as if it had occured on January 1, 2005.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Premier and those of Navistar Communicaitons Holdings, Ltd..

	Premier Document Services	Navistar Communications	Pro Forma Adjustments	Pro Forma Combined
Revenues
Sales	$30,114	$1,612,965	$(30,114)	$1,612,965
Cost of sales	30,543	718,231	(30,543)	718,231

Gross Profit	(429)	894,734	429	894,734
Operating Expenses
Selling expenses	82,848	82,848
General and administrative	4,678	589,573	(4,678)	589,573

Total Operating Expenses	4,678	672,421	(4,678)	672,421

Income (Loss) from Operation	(5,107)	222,313	5,107	222,313

Other Income (Expense)
Penalty per sahre purchase agreement	(400,000)	(400,000)
Interest income	99	(99)

Total Other Income (Expense)	99	(400,000)	(99)	(400,000)

Income (Loss) before provision
for Income Tax	(5,008)	(177,687)	5,008	(177,687)

Provision for Income Tax	32,010	32,010

Income before Minority Interest	(5,008)	(209,697)	5,008	(209,697)

Minority Interest	105,742	105,742

Net Income	(5,008)	(315,439)	5,008	(315,439)

Other Comprehensive Income
Effects of Foreign Currency Conversion	36,087	36,087

Comprehensive Income (Loss)	$(5,008)	$(279,352)	$5,008	$(279,352)

Basic and fully diluted earnings per share	—			$(0.04)

Weighted average shares outstanding	$7,942,750			7,942,750

SEE ACCOMPANYING NOTES

NAVSTAR MEDIA HOLDINGS, INC.
(Formerly known as Premier Document Services, Inc.)
PROFORMA COMBINED STATEMENT OF OPERATIONS
DECEMBER 31, 2004

The following unaudited pro forma statement of operations reflects adjustments to Premier’s historical statement of operations for the year ended December 31,2005 to give effect to the reverse merger with Navistar Communications Holdings Limited, which was completed on November 30, 2005, as if it has occured on January 1, 2004..

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Premier and those of Navistar Communicaitons Holdings, Ltd..

	Premier Document Services	Navistar Communications	Pro Forma Adjustments	Pro Forma Combined
Revenues
Sales	$197,111	$1,276,350	$(197,111)	$1,276,350
Cost of sales	64,072	399,434	(64,072)	399,434

Gross Profit	133,039	876,916	(133,039)	876,916
Operating Expenses
Selling expenses	64,148	15,824	(64,148)	15,824
General and administrative	29,882	111,081	(29,882)	111,081

Total Operating Expenses	94,030	126,905	(94,030)	126,905

Income (Loss) from Operation	39,009	750,011	(39,009)	750,011

Other Income (Expense)
Interest income	204	—	(204)

	204.00	—	(204)	—

Income (Loss) before provision
for Income Tax	39,213	750,011	(39,213)	750,011

Provision for Income Tax	251,109	251,109

Income before Minority Interest	39,213	498,902	(39,213)	498,902

Minority Interest	344,756	344,756

Net Income	39,213	154,146	(39,213)	154,146

Other Comprehensive Income
Effects of Foreign Currency Conversion	—	—

Comprehensive Income (Loss)	$39,213	$154,146	$(39,213)	$154,146

Basic and fully diluted earnings per share	$—			$0.02

Weighted average shares outstanding	7,942,750			7,942,750

SEE ACCOMPANYING NOTES

NAVSTAR MEDIA HOLDINGS, INC.
(Formerly known as Premier Document Services, Inc.)
NOTES TO PROFORMA COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2004 and SEPTEMBER 30,2005

Note 1   Reverse merger

Pursuant to the terms of a merger agreement, 100% of the outstanding shares of Navistar Communications Holdings, Ltd. (Navistar) were exchanged for 10% of the outstanding shares of a subsidiary of Premier Document Services, Inc. (Premier). Therereafter the subsidiary was merged into Premier and 1,392,932 shares of Premier’s common stock constituting 15.75% of the total shares outstanding, were distributed to the previous holders of Navistar. At the effective date of the merger (November 30, 2005), the officers and directors of Navistar became the officers and directors of Premier.

Also, effective with the date of the merger, the former Premier document Services, Inc. changed its name to Navstar Media Holdings, Inc..

Note 2  Underlying financial statements

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Premier and those of Navistar Communicaitons Holdings, Ltd..

Part III

Item X Exhibits

3.3	Certificate of Amendment to Articles of Incorporation

10.1	Agreement and Plan of Merger*

10.2	Amendment to Agreement and Plan of Merger**

10.3	Employment Agreement - D. Lee

*	Incorporated by Reference from Current Report on Form 8-K filed on October 31, 2005.

**	Incorporated by Reference from Amended Current Report on Form 8-K filed on November 4, 2005.

SIGNATURES

        Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2005	Navstar Media Holdings, Inc. (Registrant) /s/ Don Lee (Signature) Don Lee